Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 120
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS SECOND QUARTER 2025 RESULTS

Improvement in Operating Income, Adjusted EBITDA, and New Business Program

Company Reiterates Full Year 2025 Guidance

CHARLOTTE, N.C., August 6, 2025 – NN, Inc. (NASDAQ: NNBR) (“NN” or the “Company”), a global diversified industrial company that engineers and manufactures high-precision components and assemblies, today reported results for the second quarter ended June 30, 2025.

Second Quarter Highlights: (results from continuing operations compared with prior year, where comparisons are noted)
•Net sales of $107.9 million, down 2.4% on a pro forma basis
•Gross margin of 16.9%, and adjusted gross margin of 19.5%
•Operating loss of $1.5 million and adjusted operating income of $4.9 million, an increase of $2.8 million
•Adjusted EBITDA of $13.2 million, with an adjusted EBITDA margin of 12.2%
•New business wins were $32.7 million in the first half of 2025, and NN has over 100 programs launching in 2025 that are expected to add greater than $45 million in future sales at full run-rate

Harold Bevis, President and Chief Executive Officer, said, “NN delivered a solid quarter for gross margins, operating income, adjusted operating income, and adjusted EBITDA. We are pleased with our reported results, new business acquisition, and new business launches. We leveraged the soft market environment to upsize our business development activities and investments. Our soft top-line centers around certain automotive customers. Conversely, we have been able to partially offset this weakness through the contribution of new business launches and precious metals pass-through pricing.”

“We have increased the size of our new business program in terms of prospecting, launching, and investing. We now have over 40 people in business development and launch, and we expect to launch over 100 new programs in 2025. We expect those launches will add over $45 million in future sales at run-rate. We plan to invest $18 to $20 million on capital projects in 2025. The twin goals of lowering our costs overall as a company while adding increased focus on growth is working and will be the main drivers of sustained top-line growth and increased profitability.”

Mr. Bevis continued, “Our current expectation is that some of our automotive markets may have similar soft patterns in the second half of 2025. In response, we have activated our own mitigation levers including tight cost controls and working capital actions. We are underway with tariff mitigation efforts with our customers and have positioned ourselves as a tariff problem solver.”

“We are using this opportunity to accelerate our transformation activities. We are actively investing in growth capex, and we have hired additional personnel to accelerate growth in our targeted areas. We recently announced the hiring of Tim Erro as NN’s new Chief Commercial Officer and have also added new account managers in our targeted areas of medical, stampings, and electrical products. We now have a core team of electrical harness experts and are evaluating an organic entry into this new market, just as we have done to enter the medical market.”

Mr. Bevis concluded, “Our transformation plan is working and we have increased our efforts during this slow auto market. Lastly, we have fully kicked off an M&A program and are seeking targets that are consistent with our strategy and can help refinance our preferred stock.”
Second Quarter Results
Net sales were $107.9 million, a decrease of 12.3% compared to the second quarter of 2024 net sales of $123.0 million, primarily due to the rationalization of underperforming business and plants in 2024, the sale of our Lubbock operations in 2024, and lower automotive volumes. These decreases were partially offset by the contribution of 70 new business launches in the first half of 2025, and higher precious metals pass-through pricing. Loss from operations for the second quarter of 2025 was $1.5 million, an improvement of 28.6% compared to the second quarter of 2024 loss from operations of $2.1 million.

Second Quarter Adjusted Results
Pro forma net sales when adjusted for rationalized sales, currency changes, and the sale of Lubbock, were a decrease of 2.4% in the second quarter when compared to the second quarter of 2024.

Adjusted income from operations for the second quarter of 2025 was $4.9 million compared to adjusted income from operations of $2.1 million for the same period in 2024. Adjusted EBITDA was $13.2 million, or 12.2% of sales, compared to $13.4 million, or 10.9% of sales, for the same period in 2024.

Adjusted net income was $0.7 million, or $0.02 per diluted share, compared to adjusted net loss of $0.7 million, or $(0.02) per diluted share, for the same period in 2024. Free cash flow was a use of cash of $3.2 million compared to a use of cash of $1.3 million for the same period in 2024.
Power Solutions
Net sales for the second quarter of 2025 were $44.6 million compared to $50.2 million in the same period in 2024.
The decrease is primarily due to the sale of our Lubbock operations, partially offset by higher precious metals pass-through pricing. Income from operations was $5.8 million compared to income from operations of $5.3 million for the same period in 2024.

Adjusted income from operations was $8.4 million compared to $8.1 million in the second quarter of 2024. The increase in adjusted income from operations was primarily due to favorable product mix, and lower operating costs.

Mobile Solutions
Net sales for the second quarter of 2025 were $63.4 million compared to $72.9 million in the second quarter of 2024. The decrease in sales was primarily due to rationalized volume and lower automotive volume. Loss from operations was $1.1 million compared to loss from operations of $1.6 million for the same period in 2024.

Adjusted income from operations was $2.3 million compared to adjusted loss from operations of $0.7 million in the second quarter of 2024. The increase in adjusted income from operations was primarily due to improved margin mix of sales and lower operating costs.

2025 Outlook
NN is maintaining its full-year 2025 outlook.

•Net sales to range between $430 to $460 million
•Adjusted EBITDA to range between $53 to $63 million
•Free cash flow to range between $14 to $16 million; guidance assumes receipt of CARES Act refund in 2025
•New business wins to range between $60 to $70 million

Chris Bohnert, Senior Vice President and Chief Financial Officer, commented, “Our second quarter results were largely in line with expectations. We are maintaining our current guidance and given the ongoing tariff-driven uncertainties and the anticipated downstream effects for our customers, we continue to direct expectations towards the lower end of our guided ranges. We note that the uncertainty of the current macroeconomic environment, particularly the potential for shifts in trade policy and interest rates could drive variability in our results, which may fall above or below our current forecasts. Irrespective of the near-term macroeconomic backdrop, we continue to pursue expense mitigation and operational efficiencies to partially offset potential impacts to end market demand. We are investing in commercial enhancements to accelerate future growth, and we remain optimistic about the strong pace of our transformation and growth opportunities.”

Conference Call
NN will discuss its results during its quarterly investor conference call on August 7, 2025, at 9 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-888-999-3182 or 1-848-280-6330. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until August 7, 2026.
NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges.
The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, South America, Europe and China. For more information about the company and its products, please visit www.nninc.com.
This press release contains express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the full year of fiscal 2025, the impact of, and our ability to execute, our corporate strategies and business initiatives and the potential impact tariffs, high interest rates, high metal costs and additional economic uncertainties may have on our financial statements and results of operations. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “growth,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project”, “trajectory” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the potential impacts of tariffs on the U.S. economy, the economy of other countries in which we conduct operations and our industry, as well as the potential implications and ramifications of tariffs on our business and the local and global supply chains supporting the same, and our ability to mitigate any adverse impacts of such; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, military conflict, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, the availability of labor and labor disruptions along the supply chain; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures, as well as expansion of end markets and product offerings; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; our ability to secure, maintain or enforce patents or other appropriate protections for our intellectual property; uncertainty of government policies and actions after recent U.S. elections in respect to global trade, tariffs and international trade agreements; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release and are based on information available to NN at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

With respect to any non-GAAP financial measures included in the following document, the accompanying information required by SEC Regulation G can be found in the back of this document or in the “Investors” section of the Company’s web site, www.nninc.com, under the heading “News & Events” and subheading “Presentations.”

Investor & Media Contacts:
Joe Caminiti or Stephen Poe
NNBR@alpha-ir.com
312-445-2870

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2025	2024	2025	2024
Net sales	$107,921	$122,992	$213,609	$244,190
Cost of sales (exclusive of depreciation and amortization shown separately below)	89,699	101,257	181,345	202,343
Selling, general, and administrative expense	12,095	13,511	23,265	26,859
Depreciation and amortization	8,918	11,761	17,692	24,308
Other operating income, net	(1,327)	(1,390)	(2,440)	(2,390)
Loss from operations	(1,464)	(2,147)	(6,253)	(6,930)
Interest expense	5,657	5,873	10,851	11,239
Loss on extinguishment of debt	3,007	—	3,007	—
Other expense (income), net	(619)	(3,461)	(2,788)	692
Loss before benefit (provision) for income taxes and share of net income from joint venture	(9,509)	(4,559)	(17,323)	(18,861)
Benefit (provision) for income taxes	(774)	215	(2,084)	(291)
Share of net income from joint venture	2,181	2,141	4,620	4,412
Net loss	$(8,102)	$(2,203)	$(14,787)	$(14,740)
Other comprehensive income (loss):
Foreign currency transaction gain (loss)	4,454	(3,387)	7,579	(5,733)
Reclassification adjustments from the interest rate swap included in net loss, net of tax	—	(449)	—	(898)
Other comprehensive income (loss)	$4,454	$(3,836)	$7,579	$(6,631)
Comprehensive loss	$(3,648)	$(6,039)	$(7,208)	$(21,371)

Basic and diluted net loss per share	$(0.26)	$(0.12)	$(0.48)	$(0.46)
Shares used to calculate basic and diluted net loss per share	49,433	48,839	49,255	48,281

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$9,542	$18,128
Accounts receivable, net	69,825	61,549
Inventories	62,793	61,877
Income tax receivable	13,084	12,634
Prepaid assets	4,602	2,855
Other current assets	12,133	10,519
Total current assets	171,979	167,562
Property, plant and equipment, net	164,248	162,034
Operating lease right-of-use assets	37,301	39,317
Intangible assets, net	37,599	44,410
Investment in joint venture	40,312	34,971
Deferred tax assets	1,329	1,329
Other non-current assets	7,992	7,270
Total assets	$460,760	$456,893
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$45,793	$38,879
Accrued salaries, wages and benefits	14,444	19,915
Income tax payable	484	659
Current maturities of long-term debt	5,580	5,039
Current portion of operating lease liabilities	5,903	6,038
Other current liabilities	16,949	13,382
Total current liabilities	89,153	83,912
Deferred tax liabilities	4,896	4,969
Long-term debt, net of current maturities	154,047	143,591
Operating lease liabilities, net of current portion	39,710	42,291
Other non-current liabilities	10,896	14,111
Total liabilities	298,702	288,874
Commitments and contingencies
Series D perpetual preferred stock	102,518	93,497
Stockholders' equity:
Common stock	503	499
Additional paid-in capital	448,033	455,811
Accumulated deficit	(348,408)	(333,621)
Accumulated other comprehensive loss	(40,588)	(48,167)
Total stockholders’ equity	59,540	74,522
Total liabilities, preferred stock, and stockholders’ equity	$460,760	$456,893

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2025	2024
Cash flows from operating activities
Net loss	$(14,787)	$(14,740)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,692	24,308
Amortization of debt issuance costs and discount	1,024	1,106
Paid-in-kind interest	1,236	1,436
Loss on extinguishment of debt	3,007	—
Total derivative gain, net of cash settlements	(2,036)	(1,068)
Share of net income from joint venture	(4,620)	(4,412)
Share-based compensation expense	1,640	1,536
Deferred income taxes	(5)	(479)
Other	(785)	(758)
Changes in operating assets and liabilities:
Accounts receivable	(6,568)	(8,747)
Inventories	1,044	(1,185)
Other operating assets	(3,318)	(2,705)
Income taxes receivable and payable, net	(589)	(1,326)
Accounts payable	6,564	1,726
Other operating liabilities	(3,540)	4,739
Net cash used in operating activities	(4,041)	(569)
Cash flows from investing activities
Acquisition of property, plant and equipment	(7,630)	(9,052)
Proceeds from sale of property, plant, and equipment	451	237
Net cash used in investing activities	(7,179)	(8,815)
Cash flows from financing activities
Proceeds from asset backed credit facilities	21,000	25,000
Repayments of asset backed credit facilities	(21,400)	(25,000)
Proceeds from term loans and other long-term debt	118,579	—
Repayments of term loans and other long-term debt	(115,356)	(21,061)
Cash paid for debt issuance costs	(3,553)	(646)
Proceeds from sale-leaseback of equipment	946	8,324
Proceeds from sale-leaseback of land and buildings	4,300	16,863
Repayments of financing obligations	(601)	(211)
Other	(2,352)	(1,700)
Net cash provided by financing activities	1,563	1,569
Effect of exchange rate changes on cash flows	1,071	(342)
Net change in cash and cash equivalents	(8,586)	(8,157)
Cash and cash equivalents at beginning of year	18,128	21,903
Cash and cash equivalents at end of quarter	$9,542	$13,746

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and Gross Margin

	Three Months Ended June 30,
(in thousands)	2025	2024
Net sales	$107,921	$122,992
Cost of sales (exclusive of depreciation and amortization)	89,699	101,257
GAAP gross profit	18,222	21,735
Personnel costs (1)	2,052	298
Facility costs (2)	—	10
Other	781	778
Adjusted gross profit (a)	$21,055	$22,821
Adjusted gross margin (3)	19.5%	18.6%

(1) Personnel costs include recruitment, retention, relocation, and severance costs
(2) Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3) Non-GAAP adjusted gross margin = Non-GAAP adjusted gross profit / GAAP net sales

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended June 30,
(in thousands)
NN, Inc. Consolidated	2025	2024
GAAP loss from operations	$(1,464)	$(2,147)
Professional fees	352	(12)
Personnel costs (1)	2,614	826
Facility costs (2)	—	(51)
Amortization of intangibles	3,405	3,456
Non-GAAP adjusted income from operations (b)	$4,907	$2,072

Non-GAAP adjusted operating margin (3)	4.6%	1.7%
GAAP net sales	$107,921	$122,992

	Three Months Ended June 30,
(in thousands)
Power Solutions	2025	2024
GAAP income from operations	$5,782	$5,320
Personnel costs (1)	77	33
Facility costs (2)	—	79
Amortization of intangibles	2,567	2,617
Non-GAAP adjusted income from operations (b)	$8,426	$8,049

Non-GAAP adjusted operating margin (3)	18.9%	16.0%
GAAP net sales	$44,641	$50,151

	Three Months Ended June 30,
(in thousands)
Mobile Solutions	2025	2024
GAAP loss from operations	$(1,110)	$(1,630)
Personnel costs (1)	2,540	265
Facility costs (2)	—	(130)
Amortization of intangibles	838	837
Non-GAAP adjusted income (loss) from operations (b)	$2,268	$(656)

Share of net income from joint venture	2,181	2,141
Non-GAAP adjusted income from operations with JV (b)	$4,449	$1,485

Non-GAAP adjusted operating margin (3)	7.0%	2.0%
GAAP net sales	$63,391	$72,855

	Three Months Ended June 30,
(in thousands)
Elimination	2025	2024
GAAP net sales	$(111)	$(14)

(1)Personnel costs include recruitment, retention, relocation, and severance costs
(2)Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended June 30,
(in thousands)	2025	2024
GAAP net loss	$(8,102)	$(2,203)

Benefit (provision) for income taxes	774	(215)
Interest expense	5,657	5,873
Loss on extinguishment of debt	3,007	—
Change in fair value of preferred stock derivatives and warrants	(273)	(3,949)
Depreciation and amortization	8,918	11,761
Professional fees	352	(12)
Personnel costs (1)	2,614	826
Facility costs (2)	—	(51)
Non-cash stock compensation	801	691
Non-cash foreign exchange (gain) loss on inter-company loans	(569)	684
Non-GAAP adjusted EBITDA (c)	$13,179	$13,405

Non-GAAP adjusted EBITDA margin (3)	12.2%	10.9%
GAAP net sales	$107,921	$122,992

(1) Personnel costs include recruitment, retention, relocation, and severance costs
(2) Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3) Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss) per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended June 30,
(in thousands)	2025	2024
GAAP net loss	$(8,102)	$(2,203)

Pre-tax loss on extinguishment of debt	3,007	—
Pre-tax professional fees	352	—
Pre-tax personnel costs	2,614	826
Pre-tax facility costs	—	(51)
Pre-tax foreign exchange (gain) loss on inter-company loans	(569)	684
Pre-tax change in fair value of preferred stock derivatives and warrants	(273)	(3,949)
Pre-tax amortization of intangibles and deferred financing costs	3,717	4,018
Tax effect of adjustments reflected above (d)	—	(63)
Non-GAAP adjusted net income (loss) (e)	$746	$(738)

	Three Months Ended June 30,
(per diluted common share)	2025	2024
GAAP net loss per diluted common share	$(0.26)	$(0.12)

Pre-tax loss on extinguishment of debt	0.06	—
Pre-tax professional fees	0.01	—
Pre-tax personnel costs	0.05	0.02
Pre-tax facility costs	—	—
Pre-tax foreign exchange (gain) loss on inter-company loans	(0.01)	0.01
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.01)	(0.08)
Pre-tax amortization of intangibles and deferred financing costs	0.08	0.08
Preferred stock cumulative dividends and deemed dividends	0.09	0.08
Non-GAAP adjusted net income (loss) per diluted common share (e)	$0.02	$(0.02)
Shares used to calculate net earnings (loss) per share	49,433	48,839

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended June 30,
(in thousands)	2025	2024
Net cash used in operating activities	$(696)	$(1,281)
Acquisition of property, plant, and equipment	(3,723)	(3,592)
Proceeds from sale of property, plant, and equipment	274	139
Proceeds from sale-leaseback of equipment	946	3,415
Free cash flow	$(3,199)	$(1,319)

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. The costs we incur in completing acquisitions, including the amortization of intangibles and deferred financing costs, and divestitures are excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP adjusted gross margin represents GAAP gross profit, adjusted to exclude the effects of restructuring and integration expense and non-operational charges related to acquisition and transition expense. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted gross margin is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP gross margin.
(b) Non-GAAP adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(c) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(d) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(e) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.